Exhibit 32(b)
ESI TRACTEBEL ACQUISITION CORP. (the registrant) Section 1350 Certification

We, Michael L. Leighton, President (equivalent to the Chief Executive Officer) of ESI Tractebel Acquisition Corp., and Mark R. Sorensen, Treasurer (equivalent to the Chief Financial Officer) of ESI Tractebel Acquisition Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report on Form 10-Q of the registrant for the quarterly period ended September 30, 2004 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: November 10, 2004

MICHAEL L. LEIGHTON

Michael L. Leighton President (equivalent to the Chief Executive Officer) ESI Tractebel Acquisition Corp.

MARK R. SORENSEN

Mark R. Sorensen Treasurer (equivalent to the Chief Financial Officer) ESI Tractebel Acquisition Corp.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).